Calculation of Filing Fee Tables
S-3
NUSCALE POWER Corp
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A Common Stock, par value $0.0001 per share	457(r)	500,000,000		$ 500,000,000.00	0.0001531	$ 76,550.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 500,000,000.00		$ 76,550.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 19,517.60
			Net Fee Due:						$ 57,032.40
Offering Note
[1]	Payment of the registration fee at the time of filing of the registrant's Registration Statement on Form S-3 (File No. 333-289467) on August 11, 2025 was deferred pursuant to Rule 456(b) and 457(r) under the Securities Act and is paid herewith. The prospectus supplement to which this exhibit is attached is a final prospectus for the related offering. The registrant is registering shares of common stock having a proposed maximum aggregate offering price of $500,000,000 pursuant to this prospectus supplement.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	NuScale Power Corp	S-3	333-272342	06/01/2023		$ 19,517.60	Unallocated (Universal) Shelf			$ 177,100,789.37
Fee Offset Sources		NuScale Power Corp	S-3	333-272342		06/01/2023						$ 19,517.60
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The registrant previously registered an indeterminate amount of securities having an aggregate offering price of up to $500,000,000 pursuant to a Registration Statement on Form S-3 No. 333-272342, filed on June 1, 2023 and declared effective on June 8, 2023 (the "2023 Registration Statement"), and paid a total registration fee of $55,100 on the registration of $500,000,000 newly registered securities thereunder. The registrant sold an aggregate of $322,889,210.63 of such securities under the 2023 Registration Statement, leaving the balance of $177,110,789.37 (the "2023 Unsold Securities"), representing $19,517.60 in registration fees, of such 2023 Unsold Securities under the 2023 Registration Statement. Pursuant to Rule 457(p) under the Securities Act, such unutilized filing fees may be applied to the filing fees payable pursuant to this prospectus supplement, thereby fully utilizing the carry-forward of the registration fees associated with the 2023 Unsold Securities. The offering of such 2023 Unsold Securities from the 2023 Registration Statement has been terminated.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $500,000,000.00. The prospectus is a final prospectus for the related offering.